UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 2, 2005
                        (Date of earliest event reported)


                          Hometown Auto Retailers, Inc.
             (Exact name of Registrant as specified in its charter)


          Delaware                    000-24669                06-1501703
          --------                    ---------                ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


1309 South Main Street, Waterbury, CT                             06706
-------------------------------------                             -----
(Address of principal executive offices)                        (Zip Code)


                                   (203) 756-1300
                                   --------------
              (Registrant's telephone number, including area code)


           --------------------------------------------------------------
           (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

      Item 1.01 - Entry into a Material Definitive Agreement

            On June 2, 2005 the Registrant entered into an Exchange Agreement with the New England Subsidiaries of the Registrant (as described below) and the stockholders of the Registrant in the Shaker Group (as described below). The Exchange Agreement has been approved by the written consent of stockholders owning a majority of the voting power of the shares of stock of the Registrant.

            Pursuant to the Exchange Agreement, the Registrant will organize a new corporation to be called Shaker Auto Group, Inc. The Registrant will then transfer to Shaker Auto Group, Inc. all of the shares of stock of the New England Subsidiaries, plus $5 million in cash (subject to adjustment for fluctuations in the value of certain assets and liabilities of the New England Subsidiaries) in exchange for all of the outstanding shares of stock of Shaker Auto Group, Inc. Immediately following this transfer, the Registrant will transfer all of the outstanding shares of stock of Shaker Auto Group, Inc. to the Shaker Group in exchange for all of their shares of stock of the Registrant.

            Following the exchanges, the Shaker Group will be the beneficial owners of all of the outstanding shares of stock of Shaker Auto Group, Inc. and the New England Subsidiaries, and will cease to own any shares of stock of the Registrant. In addition, the Muller Group (as defined below) will control a majority of the voting power of the shares of stock of the Registrant, and the Registrant will cease to own any shares of stock of Shaker Auto Group, Inc. or the New England Subsidiaries.

            The consummation of the exchanges is subject to various contingencies, including approval of the Registrant's manufacturers to the transfer of the automobile franchises to Shaker Auto Group, Inc., and approval of various lenders to the release of the Registrant from certain liabilities and the assumption of certain liabilities by Shaker Auto Group, Inc.

            The New England Subsidiaries consist of the business operations and real estate holdings of the Registrant located in the States of Connecticut, Massachusetts and Vermont. They include ERR Enterprises, Inc., Family Ford, Inc., Shaker's, Inc., Shaker's Lincoln/Mercury Auto Care, Inc., Hometown Brattleboro, Inc., Hometown Auto Framingham, Inc., Bay State Realty Holdings, Inc. and Brattleboro Realty Holdings, Inc.

            The Shaker Group consists of the following individuals and trusts:
            Corey Shaker (individually and as custodian for Lindsay Shaker, Kristen Shaker and Edward Shaker), Edward Shaker Family Trust, Joseph Shaker, Shaker Irrevocable Trust, Richard Shaker Family Trust, Steven Shaker, Janet Shaker, Paul Shaker, Edward D. Shaker, Edward Shaker, Lillian Shaker, Richard Shaker and Rose Shaker.

            The Muller Group consists of the following individuals and trust:
            William C. Muller, Jr., Douglas D. Muller, Angela P. Muller, Rose Muller Trust, Robert Scott Doyle, Andrea L. Pantuso and Michelle Muller.

            A copy of the Exchange Agreement is attached as Exhibit 99.1, and a copy of the Press Release dated June 2, 2005 announcing the Registrant's entry into the Exchange Agreement is attached as
            Exhibit 99.2.


Section 9 - Financial Statements and Exhibits

      Item 9.01 - (c) Exhibits

            Number      Description

            99.1 Exchange Agreement among the Registrant, the New England Subsidiaries and the Shaker Group dated June 2, 2005.

            99.2 Press Release dated June 2, 2005 announcing the Registrant's entry into the Exchange Agreement.


                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    HOMETOWN AUTO RETAILERS, INC.


Date:  June 2, 2005                 By:  /s/Corey Shaker
       -------------                ----------------------------------
                                    Corey Shaker, President and Chief
                                    Executive Officer